Messineo & Co., CPAs LLC

2471 N McMullen Booth Road, Suite 302

Clearwater, FL 33759-1362

T: (518) 530-1122

F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 20, 2012 with respect to the audited financial statements of CCJ Acquisition Corp for the year ended May 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/: Messineo & Co., CPAs, LLC

Messineo & Co., CPAs, LLC

Clearwater, Florida

May 23, 2014